JPMorgan Funds - JPMorgan Trust II
Rule 10f-3 Transactions
For the period from July 1, 2017 to December 31, 2017

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Small Cap Value Fund
Account Number 169520
Trade Date 8/3/2017
Issuer Venator Materials PLC
CUSIP/ Sedol G9329Z10
Shares 90,500
Offering Price $20.00
Spread $1.15
Cost $1,810,000
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 1.28%
Syndicate Citigroup Global Markets Inc, Goldman Sachs Group Inc, JP Morgan Securities LLC, Bank of America Merrill Lynch, UBS Investment Bank/US, Deutsche Bank Securities Inc, Barclays Capital, and RBC Capital Markets
Fund JPMorgan Mid Cap Growth Fund
Account Number 169500
Trade Date 8/4/2017
Issuer Spark Therapeutics Inc.
CUSIP/ Sedol 84652J10
Shares 141,100
Offering Price $76.00
Spread $4.18
Cost $10,723,600
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 7.25%
Syndicate JP Morgan Securities, Goldman Sachs, and Cowen & Co
Fund JPMorgan Small Cap Growth Fund
Account Number 169370
Trade Date 8/4/2017
Issuer Spark Therapeutics Inc.
CUSIP/ Sedol 84652J10
Shares 17,900
Offering Price $76.00
Spread $4.18
Cost $1,360,400
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 7.25%
Syndicate JP Morgan Securities, Goldman Sachs, and Cowen & Co
Fund JPMorgan Small Cap Growth Fund
Account Number 169370
Trade Date 8/9/2017
Issuer Evolent Health Inc. - A
CUSIP/ Sedol 30050B10
Shares 225,700
Offering Price $19.85
Spread $0.84
Cost $4,480,145
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 3.41%
Syndicate JP Morgan Securities LLC, Goldman Sachs, William Blair & Co LLC, Wells Fargo Securities LLC, SunTrust Robinson Humphrey
Fund JPMorgan Small Cap Value Fund
Account Number 169520
Trade Date 11/2/2017
Issuer Funko Inc. - Class A
CUSIP/ Sedol 36,100,810
Shares 105,600
Offering Price $12.00
Spread $0.82
Cost $1,267,200
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 3.70%
Syndicate Goldman Scahs, Jp Morgan Securities, Bank of America Merrill Lynch, Piper Jaffray & co, Jefferies & Co
Fund JPMorgan Small Cap Growth Fund
Account Number 169370
Trade Date 11/2/2017
Issuer Evoqua Water Technologies Co.
CUSIP/ Sedol 30057T10
Shares 322,900
Offering Price $18.00
Spread $1.08
Cost $5,812,200
Dealer Executing Trade Credit Suisse Secs (USA) LLC
% of Offering* 5.86%
Syndicate Credit Suisse Securities USA LLC, JP Morgan Securities, RBC Capital markets, Goldman Sachs, Citigroup Global Markets Inc